HOTCHKIS & WILEY FUNDS
FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of the 12th day of December, 2023, to the Distribution Agreement, dated as of September 30, 2021, (the “Agreement”), is entered into by and among HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the “Trust”), HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Funds of the Agreement to add the HW Opportunities MP Fund; and
WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.
NOW, THEREFORE, the parties agree that Amended Exhibit A of the Agreement is superseded and replaced with Amended Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS

By:/s/ Anna Marie Lopez
Printed Name: Anna Marie Lopez
Title: President

HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC

By:/s/ Anna Marie Lopez
Printed Name: Anna Marie Lopez
Title: Chief Operating Officer

QUASAR DISTRIBUTORS, LLC

By:/s/ Teresa Cowan
Printed Name: Teresa Cowan
Title: President

Amended Exhibit A to the Distribution Agreement – Hotchkis and Wiley Funds
Fund Names
Separate Series of HOTCHKIS & WILEY FUNDS

Name of Series
Hotchkis & Wiley Value Opportunities Fund
Hotchkis & Wiley Diversified Value Fund
Hotchkis & Wiley Large Cap Value Fund
Hotchkis & Wiley Mid-Cap Value Fund
Hotchkis &Wiley Small Cap Value Fund
Hotchkis & Wiley High Yield Fund
Hotchkis & Wiley Global Value Fund
Hotchkis & Wiley Small Cap Diversified Value Fund
Hotchkis & Wiley International Value Fund
Hotchkis & Wiley International Small Cap Diversified Value Fund
HW Opportunities MP Fund